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                                                                    Exhibit 99.2


Press Release

For Immediate Release

Contact: Scott Meyerhoff
Chief Financial Officer
(770) 248-9600

 THE INTERCEPT GROUP ANNOUNCES ACQUISITION OF TENNESSEE-BASED ADVANCED COMPUTER
                           ENTERPRISES, INCORPORATED

NORCROSS, GA (August 30, 2000) - The InterCept Group, Inc. (Nasdaq: ICPT), a provider of fully integrated electronic products and services for community financial institutions, today announced the acquisition of Advanced Computer Enterprises, Incorporated ("ACE").

     Based in Maryville, Tennessee, ACE provides core data processing, item capture and check imaging services to community financial institutions. ACE has operations centers in Maryville and Cookeville, Tennessee and currently serves approximately 20 community banks throughout the state.

     The acquisition of ACE brings added strength to InterCept's presence in Tennessee. In June 1999, InterCept acquired L. E. Vickers and Associates in order to provide a full suite of products and services to community financial institutions in the Southeast region of the U.S.

     "We are looking forward to joining forces with The InterCept Group," commented Al Shiver, President of ACE. "It was important to us that we become part of an organization that has an excellent reputation and a history of delivering quality products and services. InterCept is clearly a market leader in delivering total technology solutions and we are very excited about becoming a part of them as we continue to help community financial institutions in Tennessee remain competitive."

     John Collins, Chairman and Chief Executive Officer of The InterCept Group, Inc. added, "We are very pleased to be able to continue to grow our company through the addition of a quality organization like Advanced Computer Enterprises, Inc. We believe that with the addition of ACE, we will be able to better serve community financial institutions in the Tennessee market."

     The InterCept Group is a single-source provider of a broad range of technologies, products and services that work together to meet the electronic commerce and operating needs of financial institutions. The InterCept Group's services include electronic funds transfer (EFT), core bank processing software, check imaging and data communications management, as well as Internet banking products and services through its affiliate, Netzee, Inc. For more information about The InterCept Group, please visit their web site at www.intercept.net or
                                                          -----------------
call 770.248.9600.

     This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of the Company and its

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management with respect to, among other things: (1) the anticipated impact of certain events and circumstances; (2) trends affecting the Company; and (3) the Company's growth and operating strategies. The words "may," "will," "anticipate," "believe," "intend," "plans," "allows," "should," "hope," "strategy" as well as similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of the Company's rapid growth and ability to manage its growth, risks related to acquisitions and the integration of acquired assets and businesses, dependence on new products and services and competition and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in InterCept's Registration Statement on Form S-3 (Registration No. 333-94511) as declared effective by the Securities and Exchange Commission on February 15, 2000.

                                     -END-

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